     SUPPLEMENTAL INDENTURE, dated as of August 1, 1995 (the "Supplemental Indenture"), made by and between NORTHWESTERN PUBLIC SERVICE COMPANY, a corporation organized and existing under the laws of the State of Delaware (the "Company"), the post office address of which is 33 Third Street, S.E., Huron, South Dakota 57350, and THE CHASE MANHATTAN BANK (National Association), a national banking association organized and existing under the laws of the United States of America (the "Trustee"), as Trustee under the General Mortgage Indenture and Deed of Trust dated as of August 1, 1993, hereinafter mentioned, the post office address of which is 4 Chase MetroTech Center, 3rd Floor, Brooklyn, New York 11245;

     WHEREAS, the Company has heretofore executed and delivered its General Mortgage Indenture and Deed of Trust dated as of August 1, 1993 (the "Original Indenture"), to the Trustee, for the security of the Bonds of the Company issued and to be issued thereunder (the "Bonds"); and

     WHEREAS, the Company has heretofore executed and delivered to the Trustee a certain indenture supplemental to the Original Indenture dated August 15, 1993 (the Original Indenture, as supplemented and amended by the aforementioned supplemental indenture and by this Supplemental Indenture being hereinafter referred to as the "Indenture"); and

     WHEREAS, the Company desires to create a new series of Bonds to be issued under the Indenture, to be known as New Mortgage Bonds, 7.10% Series due 2005 (the "New Mortgage Bonds of the 7.10% Series"), and to modify the Original Indenture in certain respects; and

     WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture, and pursuant to appropriate resolutions of the Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purposes herein provided; and

     WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     THAT Northwestern Public Service Company, in consideration of the purchase and ownership from time to time of the Bonds and the service by the Trustee, and its successors, under the Indenture and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in the trust under the Indenture, for the benefit of those who shall hold the Bonds as follows:

                                    ARTICLE I
                DESCRIPTION OF BONDS OF THE 7.10% SERIES DUE 2005

     Section 1. The Company hereby creates a new series of Bonds to be known as "New Mortgage Bonds, 7.10% Series due 2005." The New Mortgage Bonds of the 7.10% Series shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture, as supplemented and modified.

     The commencement of the first interest period for the New Mortgage Bonds of the 7.10% Series shall be August 1, 1995. The New Mortgage Bonds of the 7.10% Series shall mature August 1, 2005, and shall bear interest at the rate of 7.10% per annum, payable semi-annually on the first day of February and the first day of August in each year. The person in whose name any of the New Mortgage Bonds of the 7.10% Series are registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such New Mortgage Bonds of the 7.10% Series upon any transfer or exchange subsequent to the record date and prior to such interest payment date; PROVIDED, HOWEVER, that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall be paid as provided in Section 3.07(b) of the Indenture.

     The term "record date" as used in this Section with respect to any interest payment date shall mean the February 1 or August 1, as the case may be, next preceding the semi-annual interest payment date, or, if such February 1 or August 1 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, State of New York, are authorized by law to close, then the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

     Section 2. The New Mortgage Bonds of the 7.10% Series shall be issued only as registered Bonds without coupons of the denomination of $1,000, or any integral multiple of $1,000, appropriately numbered. The New Mortgage Bonds of the 7.10% Series may be exchanged, upon surrender thereof, at the agency of the Company in the Borough of Manhattan, The City of New York, State of New York, for one or more new New Mortgage Bonds of the 7.10% Series of other authorized denominations, for the same aggregate principal amount, subject to the terms and conditions set forth in the Indenture.

     New Mortgage Bonds of the 7.10% Series may be exchanged or transferred without expense to the registered owner thereof except that any taxes or other governmental charges required to be paid with respect to such transfer or exchange shall be paid by the registered owner requesting such transfer or exchange as a condition precedent to the exercise of such privilege.

     Section 3. The New Mortgage Bonds of the 7.10% Series and the Trustee's Certificate of Authentication shall be substantially in the following forms respectively:

                   [FORM OF BOND OF THE 7.10% SERIES DUE 2005]

                       NORTHWESTERN PUBLIC SERVICE COMPANY
           (Incorporated under the laws of the State of South Dakota)
                    NEW MORTGAGE BOND, 7.10% SERIES DUE 2005

No. R-                                                               $60,000,000

     Northwestern Public Service Company, a corporation organized and existing under the laws of the State of Delaware (the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to __________ or registered assigns, the sum of __________ dollars on the first day of August 2005, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from August 1, 1995, payable semi-annually, on the first days of February and August in each year, at the rate of 7.10% per annum, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. The interest so payable on any February 1 or August 1 will, subject to certain exceptions provided in the Supplemental Indenture dated as of August 1, 1995, be paid to the person in whose name this Bond is registered at the close of business on the immediately preceding January 15 or July 15, as the case may be. Both principal of, and interest on, this Bond are payable at the agency of the Company in the Borough of Manhattan, The City of New York, State of New York.

     This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the form of certificate endorsed hereon shall have been signed by or on behalf of The Chase Manhattan Bank (National Association), the Trustee under the Indenture, or a successor trustee thereto under the Indenture, or by an authenticating agent duly appointed by the Trustee in accordance with the terms of the Indenture.

     The provisions of this New Mortgage Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, Northwestern Public Service Company has caused this New Mortgage Bond to be signed (manually or by facsimile signature) in its name by an Authorized Executive Officer, as defined in the Indenture, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested (manually or by facsimile signature) by an Authorized Executive Officer, as defined in the Indenture.

Dated:                             NORTHWESTERN PUBLIC SERVICE COMPANY


                                   By
                                     -------------------------------------------
                                        AUTHORIZED EXECUTIVE OFFICER
ATTEST:


- -----------------------------------
     AUTHORIZED EXECUTIVE OFFICER

                         [FORM OF TRUSTEE'S CERTIFICATE]

     This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture and Supplemental Indenture dated as of August 1, 1995.

                                        THE CHASE MANHATTAN BANK (NATIONAL
                                        ASSOCIATION), AS TRUSTEE


                                        By
                                          --------------------------------------
                                             AUTHORIZED OFFICER

                            [FORM OF REVERSE OF BOND]

     This New Mortgage Bond of the 7.10% Series is one of a duly authorized issue of Bonds of the Company (the "Bonds"), of the series hereinafter specified, all issued and to be issued under and equally secured by a General Mortgage Indenture and Deed of Trust (the "Indenture"), dated as of August 1, 1993, executed by the Company to The Chase Manhattan Bank (National Association) (the "Trustee"), as Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description to the properties mortgaged and pledged, the nature and extent of the security, the rights of registered owners of the Bonds and of the Trustee in respect thereof, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture. This New Mortgage Bond of the 7.10% Series is one of a series designated as the "New Mortgage Bonds, 7.10% Series Due 2005" (the "New Mortgage Bonds of the 7.10% Series") of the Company issued under and secured by the Indenture and described in the supplemental indenture dated as of August 1, 1995 (the "Supplemental Indenture dated as of August 1, 1995"), between the Company and the Trustee, supplemental to the Indenture.

     New Mortgage Bonds of the 7.10% Series, of which this is one, shall not be redeemable at any time prior to maturity.

     To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereof, and of the rights and obligations of the Company and of the holders of the Bonds may be made with the consent of the Company by an affirmative vote of the holders of a majority in aggregate principal amount of the Bonds entitled to vote then outstanding, at a meeting of the holders of the Bonds called and held as provided in the Indenture, and by an affirmative vote of the holders of a majority in aggregate principal amount of the Bonds of any series or any tranche or tranches of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds or of any tranche or tranches of any series of Bonds then outstanding under the Indenture are so affected; PROVIDED, HOWEVER, that no such modification or alteration shall be made which will affect the terms of payment of the principal of, or interest or premium, if any, on this Bond.

     In case an Event of Default, as defined in the Indenture, shall occur, the principal of all the New Mortgage Bonds of the 7.10% Series at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may be rescinded under certain circumstances.

                                   ARTICLE II
                 ISSUE OF NEW MORTGAGE BONDS OF THE 7.10% SERIES

     Section 1. The Company hereby exercises the right to obtain the authentication of $60,000,000 principal amount of Bonds pursuant to the terms of
Section 4.02 of the Indenture. All such Bonds shall be New Mortgage Bonds of the 7.10% Series.

     Section 2. Such New Mortgage Bonds of the 7.10% Series may be authenticated and delivered prior to the filing for recordation of this Supplemental Indenture.

                                   ARTICLE III
                                   REDEMPTION

     New Mortgage Bonds of the 7.10% Series shall not be redeemable at any time prior to maturity.

                                   ARTICLE IV
       AMENDMENT OF ORIGINAL INDENTURE; CONVEYANCE OF ADDITIONAL PROPERTY

     Section 1. Section 4.02(b)(i) of the Original Indenture is hereby amended by deleting it in its entirety and by inserting in lieu thereof the following:

          (i) Class "A" Bonds (A) maturing on such dates and in such principal amounts that, at each Stated Maturity of the Bonds of such series (or the Tranche thereof then to be authenticated and delivered) that are to be authenticated and delivered pursuant to this Section 4.02 (which may be less than the entire amount of the series or Tranche then to be issued), there shall mature Class "A" Bonds equal in principal amount to the principal amount of the Bonds of such series or Tranche so authenticated and delivered then to mature, and (B) containing, in addition to any mandatory redemption provisions applicable to all Class "A" Bonds Outstanding under the related Class "A" Mortgage, mandatory redemption provisions correlative to the provisions, if any, for the mandatory redemption (pursuant to a sinking fund or otherwise) of the Bonds of such series or Tranche so authenticated and delivered or for the redemption thereof at the option of the Holder; it being expressly understood that such Class "A" Bonds (1) may, but need not, bear interest, any such interest to be payable at the same times as interest on the Bonds of such series or Tranche so authenticated and delivered, (2) may, but need not, contain provisions for the redemption thereof at the option of the Company, any such redemption to be made at a redemption price or prices not less than the principal amount thereof, and (3) shall be held by the Trustee in accordance with Article Seven;

     Section 2. To secure the payment of the principal of, premium, if any, and interest, if any, on all Bonds issued under the Indenture and Outstanding (as defined in the Indenture), when payable in accordance with the provisions thereof, and to secure the performance by the Company of, and its compliance with, the covenants and conditions of the Indenture, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to The Chase Manhattan Bank (National Association), as Trustee, and grants to the Trustee a security interest in, all right, title and interest of the Company in and to the property described in Exhibit A to this Supplemental Indenture.

     TO HAVE AND TO HOLD all said property hereby granted, bargained, sold, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, or in which a security interest has been granted by the Company in this Supplemental Indenture, unto the Trustee, and its successors and assigns forever, but in trust nevertheless upon the trusts, for the purposes, and subject to all the exceptions and reservations, terms, conditions, provisions and restrictions of the Indenture, and for the equal and proportionate benefit and security of all present and future holders of the Bonds, without any preference, priority or distinction of any one Bond over any other Bond by reason of priority in the issue or negotiation thereof or otherwise, except as may otherwise be expressly provided in the Indenture, but subject, however, to all the conditions, agreements, covenants, exceptions, limitations, restrictions and reservations expressed or provided in the deeds or other instruments of record affecting the property, or any part or portion thereof, hereinbefore described, insofar as the same are at the time of execution hereof in force and effect and permitted by laws.

                                    ARTICLE V
                                   THE TRUSTEE

     The Trustee hereby accepts the trusts hereby declared provided, and agrees to perform the same upon the terms and conditions in the Indenture set forth and upon the following terms and conditions:

          The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article Eleven of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

     This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, said Northwestern Public Service Company has caused this Indenture to be executed on its behalf by an Authorized Executive Officer as defined in the Indenture, and its corporate seal to be hereto affixed and said seal and this Indenture to be attested by an Authorized Executive Officer as defined in the Indenture; and The Chase Manhattan Bank (National Association), in evidence of its acceptance of the trust hereby created, has caused this Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Indenture to be attested by its Secretary or one of its Assistant Secretaries; all as of the first day of August, 1995.

                                   NORTHWESTERN PUBLIC SERVICE COMPANY



                                   By  /s/ Richard R. Hylland
                                     -------------------------------------------
                                             VICE PRESIDENT

(CORPORATE SEAL)

ATTEST:


/s/ Alan D. Dretrich
- --------------------------------
     CORPORATE SECRETARY
                                   THE CHASE MANHATTAN BANK (NATIONAL
                                   ASSOCIATION)



                                   By  /s/ James D. Heaney
                                     -------------------------------------------
                                             VICE PRESIDENT

(CORPORATE SEAL)

ATTEST:

/s/ Kathleen Perry
- -------------------------------
     ASSISTANT SECRETARY

STATE OF SOUTH DAKOTA    )
                         )  SS
COUNTY OF BEADLE         )

     BE IT REMEMBERED, that on this 1st day of August, 1995, before me, SUSAN M. ANDERSON, a Notary Public within and for the County and State aforesaid, personally came R.R. HYLLAND, Vice President, and ALAN D. DIETRICH, Corporate Secretary of Northwestern Public Service Company, a Delaware corporation, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act as such Vice President and Corporate Secretary, respectively, and as the free and voluntary act of Northwestern Public Service Company for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.



(NOTARIAL SEAL)                     /s/ Susan M. Anderson
                                 -----------------------------------------------
                                                  SUSAN M. ANDERSON
                                        NOTARY PUBLIC, BEADLE COUNTY, S.D.
                                    My Commission expires June 8, 2000

STATE OF NEW YORK   )
                         )  SS
COUNTY OF KINGS          )


     BE IT REMEMBERED, that on this 31st day of July, 1995, before me, Denis Kelly, a Notary Public within and for the County and State aforesaid, personally came James Heaney, Vice President, and Kathleen Perry,
Assistant Secretary of The Chase Manhattan Bank (National Association), a national banking association, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act as such Vice President and Assistant Secretary, respectively, and as the free and voluntary act of The Chase Manhattan Bank (National Association) for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.



(NOTARIAL SEAL)                           /s/ Denis Kelly
                                       -----------------------------------------
                                             NOTARY PUBLIC, STATE OF NEW YORK
                                             No. __________
                                             Qualified in Kings County
                                             Commission expires __________, ____